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                                                                     EXHIBIT 5.1

                      AKERMAN, SENTERFITT & EIDSON, P.A.
                             One S.E. Third Avenue
                             Miami, Florida 33131


                              November 2, 1999


Bush Industries, Inc.
One Mason Drive
Jamestown, New York 14702

     RE:  Registration Statement on Form S-8
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Gentlemen:

     We are special counsel to Bush Industries, Inc., a Delaware corporation (the "Company"), and our opinion has been requested with respect to the inclusion of an aggregate 350,000 shares of the Company's Class A Common
Stock (the "Shares") in a Registration Statement on Form S-8. The Shares are issuable upon the award of Shares in accordance with and under the terms of the Bush Industries, Inc. 1999 Stock Plan (the "Plan").

     This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions dated April 8, 1991, issued by the Business Law Section of The Florida Bar, 46 The Business Lawyer, No. 4 (the
                                            -------------------
"Report"). The Report is incorporated by reference into this opinion.

     Based upon the foregoing, it is our opinion that the Shares have been duly authorized and when issued upon payment therefor in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.

     In rendering this opinion, we advise you that members of this Firm are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein, and the general corporation laws of the State of Delaware.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement on Form S-8 relating to the Shares, as filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission.

                                    Very truly yours,

                                    /s/ AKERMAN, SENTERFITT & EIDSON, P.A.